UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

JACUZZI BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14557	22-3568449
(State of other Jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification Number)

777 S. Flagler Drive, Suite 1100, West Palm Beach, FL	33401

(Address of principal executive offices)	(Zip Code)

(561) 514-3838

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

     On October 6, 2004, Jacuzzi Brands, Inc. (the “Company”) issued a press release, which included an affirmation of its guidance on anticipated financial results for the fiscal year ended October 2, 2004. The release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On September 30, 2004, a decision was made to close the Tupelo, Mississippi sanitary ware plant, operated by the Company’s Eljer subsidiary. As a result of this decision, the Company will record asset impairment, pension curtailment and other related charges totaling $6.2 million after tax, or $0.08 per diluted share in its fiscal 2004 fourth quarter operating results.

     The decision to close the Tupelo plant was part of the Company’s ongoing initiatives to improve the operating performance of its Bath Products business segment. Despite cost reductions and improved productivity at Tupelo, the cost to manufacture products at this facility is still significantly higher than sourcing those products from suppliers. As a result, and despite its commitment to this market segment, the Company determined that continued manufacturing in Tupelo was not economically feasible. Once this determination was reviewed and approved by the United Steelworkers Union, representing the majority of the 255 employees at the Tupelo plant, the decision to close the facility was finalized. During its 2005 fiscal year, Jacuzzi Brands will record additional exit costs of approximately $4.4 million before taxes, primarily attributable to severance and related shut down costs. The Company expects that the closing of the Tupelo plant will require net cash outlays of approximately $6.2 million to be incurred primarily over the fiscal year ended September 2005. Eljer expects the closing of the plant to be completed by June 30, 2005. Management does not expect any customer service disruptions.

Item 2.06. Material Impairments.

     Please see the information contained in Item 2.05 above which is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press Release dated October 6, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004	JACUZZI BRANDS, INC.
	By:	/s/ STEVEN C. BARRE
		Name:	Steven C. Barre
		Title:	Senior Vice President and General Counsel

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